                                                                  EXHIBIT (d)(1)

                                     INTERIM
                          INVESTMENT ADVISORY AGREEMENT


         THIS INTERIM INVESTMENT ADVISORY AGREEMENT (the "Agreement"), by and between GARTMORE MUTUAL FUND CAPITAL TRUST, a Delaware business trust (the "Adviser"), and MARKET STREET FUND, a Delaware business trust (the "Fund"), made as of _______________, 2002, and effective with respect to the series portfolios of Market Street Fund (said portfolios hereinafter referred to collectively as the "Portfolios," and each a "Portfolio") (said Market Street Fund hereinafter referred to as the "Fund"), as specified in this Agreement.

         WHEREAS, the Fund is a series-type, open-end management investment company registered with the Securities and Exchange Commission (the "SEC") under the Investment Company Act of 1940, as amended (the "1940 Act"), that currently consists of eleven investment portfolios (each, a "Portfolio"), each such Portfolio having its own investment objective(s); and

         WHEREAS, the Fund issues a separate series of shares for each Portfolio, which shares represent fractional undivided interests in the Portfolio; and

         WHEREAS, the Adviser is engaged principally in rendering investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"); and

         WHEREAS, the Fund previously had retained Market Street Investment Management Company ("MSIM") as the Fund's adviser pursuant to a previous investment advisory agreement between the Fund and MSIM, dated January 26, 2001 (hereinafter, the "Previous Investment Advisory Agreement"); and

         WHEREAS, the Board of Trustees of the Fund, on September 20, 2002, terminated the Previous Investment Advisory Agreement, effective as of ___________________, 2002; and

         WHEREAS, the Board of Trustees of the Fund, on September 20, 2002, duly approved this "Interim Investment Advisory Agreement," dated as of _______________, 2002, pursuant to Rule 15a-4 under the 1940 Act, and, pursuant to this interim agreement, the Adviser is to be retained to act as investment adviser for the Portfolios of the Fund (said Interim Investment Advisory Agreement hereinafter referred to as the "Advisory Agreement"); and

         WHEREAS, the Fund desires to retain the Adviser to provide or to arrange to provide overall investment management of the Fund's Portfolios, in the manner and on the terms and conditions set forth in this Agreement; and

         WHEREAS, the Adviser is willing to provide or to arrange to provide, investment advisory services to the Fund and the Fund's Portfolios on the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the premises and the covenants contained in this Agreement, the Fund and Adviser hereby agree as follows:

1. APPOINTMENT OF ADVISER. The Fund hereby appoints the Adviser to provide investment advisory services for the Portfolios specified in an appendix to this Agreement (each, a "Portfolio"), as this appendix may be amended from time to time under this Agreement ("Appendix A"). Pursuant to this Agreement and subject to the oversight and supervision by Fund's Board of Trustees (the "Board"), the Adviser shall manage the investment and reinvestment, or arrange for the investment and reinvestment of each Portfolio's assets.

2. ACCEPTANCE OF APPOINTMENT BY ADVISER. The Adviser hereby accepts the appointment by the Fund in the foregoing capacity and agrees, at the Adviser's own expense, to render the services set forth herein and to provide the office space, furnishings, equipment, and personnel required by the Adviser to perform these services on the terms and for the compensation provided in this Agreement.

3. SERVICES TO BE PROVIDED BY ADVISER. In particular, the Adviser shall furnish continuously an investment program for the Portfolio and shall determine from time to time in the Adviser's discretion the securities and other investments to be purchased or sold or exchanged and what portions of the Portfolio shall be held in various securities, cash, or other investments. In this connection, the Adviser shall provide the Fund's Board and officers, with any reports and documentation as the Adviser, and the Fund's Board and officers shall reasonably request regarding the Adviser's management of the Portfolio assets. The Adviser shall not delegate any of the Adviser's duties under this Agreement to any other Adviser without the consent and approval of the Fund's Board and a majority of those trustees who are not parties to this Agreement or "interested persons" of any party; provided, that, in the event the Adviser is authorized to so delegate, the Adviser shall retain overall responsibility for these delegated powers and functions and any and all obligations and liabilities in connection therewith.

4. COMPLIANCE BY ADVISER WITH PORTFOLIO POLICIES AND APPLICABLE LAW. The Adviser shall carry out the Adviser's responsibilities under this Agreement in compliance with: (a) a Portfolio's investment objective, policies, and restrictions, as set forth in the Fund's current registration statement, as amended from time to time; (b) any policies or directives as the Fund's Board may from time to time establish or issue and communicate to the Adviser in writing; and (c) applicable law and related regulations. The Fund shall promptly notify the Adviser in writing of changes to (a) or (b) above and shall notify the Adviser in writing of changes to (c) above promptly after the Fund becomes aware of these changes.

5.       ADVISER'S DUTIES REGARDING PORTFOLIO TRANSACTIONS.

         (a) PLACEMENT OF ORDERS. The Adviser shall take all actions the Adviser considers necessary to implement the investment policies of the Portfolio, and, in particular, to place all orders for the purchase or sale of securities or other investments for the Portfolio with brokers or dealers the Adviser selects, and, to that end, the Adviser is authorized as the Fund's agent to give instructions to the Fund's custodian as to deliveries of securities or other investments and payments of cash for a Portfolio's account. In connection with the selection of brokers or dealers and the placement of purchase and sale orders, the Adviser is directed at all times to seek to obtain best execution and price within the policy guidelines determined by the Fund's Board and set forth in the Fund's current registration statement.

         (b) SELECTION OF BROKERS AND DEALERS. To the extent permitted by the policy guidelines set forth in the Fund's current registration statement, in the selection of brokers and dealers to execute portfolio transactions, the Adviser is authorized to consider not only the available prices and rates of brokerage commissions but also other relevant factors, which may include, without limitation: the execution capabilities of the brokers and dealers; the research, custody, and other services provided by the brokers and dealers that the Adviser believes will enhance the Adviser's general portfolio management capabilities; the size of the transaction; the difficulty of execution; the operational facilities of these brokers and dealers; the risk to this broker or dealer of positioning a block of securities; and the overall quality of brokerage and research services provided by these brokers and dealers. In connection with the foregoing, the Adviser is specifically authorized to pay those brokers and dealers who provide brokerage and research services to the Adviser, a higher commission than that charged by other brokers and dealers if the Adviser determines in good faith that the amount of the commission is reasonable in relation to the value of these services in terms of either the particular transaction or in terms of the Adviser's overall responsibilities with respect to the Portfolio and to any other client accounts or portfolios that the Adviser advises. The execution of these transactions shall not be considered to represent an unlawful breach of any duty created by this Agreement or otherwise.

         (c) SOFT DOLLAR ARRANGEMENTS. On an ongoing basis, but not less often than annually, the Adviser shall identify and provide a written description to the Fund of all "soft dollar" arrangements that the Adviser maintains with respect to the Portfolio or with brokers or dealers that execute transactions for the Portfolio. Prior to the commencement of the active management of the Portfolio, and periodically thereafter, but not less often than annually, the Adviser shall provide the Fund with a written description of all arrangements with third parties and other individuals, entities, brokers, or money management firms that have or may receive or share in the payment of fees for services in connection with securing or continuing this Agreement.

         (d) AGGREGATED TRANSACTIONS. The Adviser also is authorized to aggregate purchase and sale orders for securities held (or to be held) in the Portfolio with similar orders being made on the same day for other client accounts or portfolios that the Adviser manages. When an order is so aggregated: (a) the actual prices applicable to the aggregated transaction will be averaged, and the Portfolio and each other account or portfolio participating in the aggregated transaction shall be treated as having purchased or sold the Portfolio's portion of the securities at this average price; and (b) all transaction costs incurred in effecting the aggregated transaction shall be shared on a pro-rata basis among the accounts or portfolios (including the Portfolio) participating in the transaction. When recommending or effecting a transaction in a particular security or investment for more than one client account or portfolio (including the Portfolio), the Adviser may allocate the recommendations or transactions among all accounts and portfolios for whom the recommendation is made or transaction is effected on a basis that the Adviser considers equitable. The Fund recognizes that in some cases this procedure may adversely affect the size of the position obtainable for the Portfolio.

6. NON-EXCLUSIVITY OF ADVISER'S SERVICES. The Adviser's services under this Agreement are not exclusive. The Adviser may provide the same or similar services to other clients. The Fund acknowledges that, except when transactions for multiple clients are aggregated, transactions in a specific security or other investment may not be recommended or executed at the same time or price for all client accounts or portfolios (including the Portfolio) for which that security or investment is recommended or executed. This Agreement does not require the Adviser to give priority to the Portfolio over other client accounts or portfolios. The Adviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund or the Portfolio or otherwise be deemed an agent of the Fund or the Portfolio.

7. DELEGATION OF PROXY VOTING RIGHTS. The Fund delegates the Fund's discretionary authority to exercise voting rights with respect to the securities and other investments in the Portfolio to the Adviser. The Adviser shall exercise these voting rights unless and until the Fund revokes this delegation in writing. The Fund may revoke this delegation at any time without cause. The Adviser shall maintain and preserve a record, in an easily accessible place for a period of not less than three (3) years, of the Adviser's voting procedures, and of the Adviser's actual votes, and the Adviser shall supply this record to the Fund, or any authorized representative of the Fund, upon the written request of the Fund or the Fund's authorized representative, as appropriate.

8. AFFILIATED BROKERS. The Adviser or any of the Adviser's affiliates may act as broker in connection with the purchase or sale of securities or other investments for the Portfolio, subject to: (a) the requirement that the Adviser seek to obtain best execution and price within the policy guidelines determined by the Fund's Board and set forth in the Fund's current registration statement;
(b) the provisions of the Advisers Act; (c) the provisions of the Securities Exchange Act of 1934, as amended, including, but not limited to, Section 11(a) thereof; and (d) other applicable provisions of law. These brokerage services are not within the scope of the duties of the Adviser under this Agreement. Subject to the requirements of applicable law and any procedures adopted by Fund's Board, the Adviser or the Adviser's affiliate may receive brokerage commissions, fees, or other remuneration from the Portfolio or the Fund for these services in addition to the Adviser's fees for services under this Agreement.

9. CUSTODY. Nothing in this Agreement shall require the Adviser to take or receive physical possession of cash, securities, or other investments of the Portfolio.

10. REGISTRATION OF ADVISER. The Adviser is registered as an investment adviser with the U.S. Securities and Exchange Commission under the Advisers Act. The Adviser shall remain so registered throughout the term of this Agreement and shall notify the Fund immediately if the Adviser ceases to be so registered as an investment adviser.

11.      REPRESENTATIONS AND COVENANTS OF ADVISER.

         (a) The Adviser: (a) is duly organized and validly existing under Pennsylvania law with the power to own and possess the Adviser's assets and carry on the Adviser's business as this business is now being conducted; (b) has the authority to enter into and perform the services contemplated by this Agreement; (c) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (d) has met, and shall continue to seek to meet for the duration of this Agreement, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; and (e) shall promptly notify the Fund of the occurrence of any event that would disqualify the Adviser from serving as an investment adviser to an investment company pursuant to Section 9(a) of the 1940 Act.

         (b) The Adviser shall be responsible for the management of each Portfolio in accordance with the prospectus and statement of additional information applicable to the Portfolio, and in compliance with the requirements applicable to a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code") and, further, to the extent applicable for only the Portfolios that are insurance-dedicated investment portfolios, in compliance with the diversification requirements for variable annuity, life insurance, or endowment contracts pursuant to Code Section 817(h) and United States Treasury Regulation Section 1.817-5, each as may be amended from time to time; and, furthermore, the Adviser shall promptly inform the Fund if any information in the prospectus or statement of additional information to a Portfolio, or if any action relating to the Adviser or the Adviser's services to the Portfolio is (or will become) inaccurate, incomplete, or no longer compliant with Code
                  Section 817(h) or Section 1.817-5, supra, if applicable.

12. REPRESENTATIONS AND COVENANTS OF THE FUND. The Fund: (a) is duly organized and validly existing under Delaware law with the power to own and possess the Fund's assets and carry on the Fund's business as this business is now being conducted; (b) has the authority to enter into and perform the services contemplated by this Agreement; and (c) represents that the Fund is (and during the term of this Agreement, will remain) registered as an open-end management investment company under the 1940 Act and that the Fund's shares representing an interest in the Portfolio are (and during the term of this Agreement will remain) registered under the Securities Act of 1933 and under any applicable state securities laws.

13. ADVISER CODE OF ETHICS. The Adviser certifies that the Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act, and that the Adviser has instituted procedures reasonably necessary to prevent Access Persons from violating the Adviser's code of ethics. The Adviser will provide the Fund with a copy of that code, together with evidence of the code's adoption. Within twenty (20) days of the end of each calendar quarter during which this Agreement remains in effect, the president or a vice president of the Adviser shall certify to the Fund that the Adviser has complied with the requirements of Rule 17j-1 during the previous quarter and that there have been no violations of the Adviser's code of ethics or, if a violation has occurred, that appropriate action has been taken in response to the violation; provided, that, no less frequently than annually, the appropriate officer of the Adviser shall furnish a written report to the Adviser that complies with the requirements of Rule 17j-1 with respect to these reports regarding issues, material violations, and any related sanctions in connection with the administration of the code of ethics, or as otherwise required pursuant to Rule 17j-1. Upon written request of the Fund, the Adviser shall permit representatives of the Fund to examine the reports (or summaries of the reports) required to be made to the Adviser by Rule 17j-1(d)(1) and other records evidencing enforcement of the code of ethics.

14.      FEE PROVISIONS.

         (a) FEE. For the services rendered, the facilities furnished, and the expenses assumed by the Adviser, the Fund shall pay the Adviser quarterly fees, in arrears, based on the net assets of all Portfolios managed by the Adviser, calculated daily at the annual rates specified with respect to a Portfolio in an appendix to this Agreement, as this appendix may be amended from time to time under this Agreement ("Appendix B"). The Adviser's fee shall be accrued daily at 1/365th of the applicable annual rate set forth in Appendix B. For the purpose of accruing compensation, the net assets of a Portfolio shall be determined in the manner and on the dates set forth in the Fund's current prospectus, and, on days on which the net assets are not so determined, the net asset value computation to be used shall be as determined on the immediately preceding day on which the net assets were determined.

         (b) SPECIAL FEE PROVISIONS. In the event of termination of this Agreement with respect to a Portfolio, all compensation due through the date of termination will be calculated on a pro-rated basis through the date of termination and paid within thirty (30) business days of the date of termination. During any period when the determination of net asset value is suspended, the net asset value of the Portfolio as of the last business day prior to the suspension shall for this purpose be deemed to be the net asset value at the close of each succeeding business day until the Portfolio's net asset value is again determined.

15.      RECORDS.

         (a) MAINTENANCE OF RECORDS. The Adviser hereby undertakes and agrees to maintain, in the form and for the period required by Rule 31a-2 under the 1940 Act, all records relating to the Portfolio's investments that are required to be maintained by the Fund pursuant to the requirements of paragraphs (b)(5), (b)(6), (b)(7), (b)(9), (b)(10), and (f) of Rule 31a-1 under the 1940 Act.

         (b) OWNERSHIP OF RECORDS. The Adviser agrees that all books and records which the Adviser maintains for the Portfolio or the Fund are the Fund's property and further agrees to surrender promptly to the Fund any books, records, or information upon the Fund's request; provided, however, that the Adviser may retain copies of the records. All the requested books and records shall be made available, within five (5) business days of a written request, to the Fund's accountants or auditors during regular business hours at the Adviser's offices. The Fund or the Fund's authorized representatives shall have the right to copy any records in the possession of the Adviser that pertain to the Portfolio or the Fund. These books, records, information, or reports shall be made available to properly authorized government representatives consistent with state and federal law and/or regulations. In the event of the termination of this Agreement, all these books, records, or other information shall be returned to the Fund. The Adviser agrees that the policies and procedures the Adviser has established for managing the Portfolio, including, but not limited to, all policies and procedures designed to ensure compliance with federal and state regulations governing the Adviser/client relationship and management and operation of the Portfolio, shall be made available for inspection by the Fund or its authorized representatives not less frequently than annually.

16.      CONFIDENTIALITY.

         (a) NON-DISCLOSURE BY ADVISER. The Adviser agrees that the Adviser will not disclose or use any records or confidential information obtained pursuant to this Agreement in any manner whatsoever, except as authorized in this Agreement or specifically by the Fund, or if this disclosure is required by federal or state regulatory authorities.

         (b) NON-DISCLOSURE EXCEPTIONS. The Adviser may disclose the investment performance of the Portfolio(s); provided, that the disclosure does not reveal the identity of the Portfolio(s), or the Fund. The Adviser may, however, disclose that the Fund and the Portfolio(s) are the Fund's clients; provided, that the disclosure does not reveal the investment performance or the composition of the Portfolio(s).

17. LIMITATION OF LIABILITY OF ADVISER. In the absence of willful misfeasance, bad faith, or gross negligence on the part of the Adviser or the Adviser's officers, directors, or employees, or reckless disregard by the Adviser of the Adviser's duties under this Agreement (together, "disabling conduct"), the Adviser shall not be liable to a Portfolio or the Fund, or to any shareholder of the Portfolio for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding, or sale of any security, except to the extent otherwise provided in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services; provided, that with respect to the Adviser's responsibilities pursuant to Subchapter M of the Code and Code Section 817(h) as described in Section 11(b) hereof, the Adviser agrees to indemnify and hold harmless the Fund, and each of its directors or trustees and officers acting within the scope of his or her responsibilities (the "Indemnified Parties"), for losses, damages, liabilities, or expenses (including reasonable attorney fees) that arise as a result of any failure by the Fund or its Portfolios to comply with the diversification requirements specified in that Section 11(b), except to the extent that these losses, damages, liabilities, or expenses (including reasonable attorney fees) arise as a result from the gross negligence, bad faith or willful misconduct of the Indemnified Parties, including the Fund's Board, or any member thereof, in connection with the Fund's operations.

18. DOCUMENT DELIVERY AND REVIEW. The Adviser shall furnish each subadviser (a "Subadviser") to a Portfolio of the Fund with copies of the Fund's prospectus and statement of additional information, proxy statements, sales literature, or any other material prepared for distribution to its shareholders, or the public that refer in any way to the Subadviser, and shall not use such material if the Subadviser reasonably objects in writing within three (3) business days or such other time as may be agreed to by the parties in writing after receipt thereof, as soon as practicable after such documents become available. The Adviser shall ensure that materials prepared by employees or agents of the Adviser that refer to the Subadviser in any way are consistent with those materials previously approved by the Subadviser, as referenced in the preceding sentence. The Adviser shall furnish the Subadviser with any further documents, materials, or information that the Subadviser may reasonably request in writing to perform the Subadviser's duties pursuant to this Agreement.

19. EFFECTIVENESS. This Agreement shall not become effective with respect to a Portfolio until this Agreement is approved by the Fund's Board, including a majority of trustees who are not parties to this Agreement or "interested persons" of any party to this Agreement, and, to the extent required by law, a majority of the outstanding shares of the Portfolio. Subject to receipt of all necessary approvals, this Agreement shall be effective as of the date, and for the term, provided in Appendix A with respect to a Portfolio.

20. TERMINATION. This Agreement may be terminated at any time with respect to a Portfolio without the payment of any penalty, by the Fund's Board, or by vote of a majority of the outstanding shares of the Portfolio, on sixty (60) days written notice to the Adviser or by the Adviser, on sixty (60) days written notice to the Fund. This Agreement shall automatically terminate in the event of this Agreement's assignment. In accordance with Rule 15a-4 under the 1940 Act, this Agreement, unless sooner terminated, shall continue until the earlier of:
(i) the date on which the Fund's Board of Trustees (including a majority of the Trustees which are not "interested persons" of the Trust (as that term is defined in the 1940 Act)) and a "majority" (as that term is defined in the 1940
Act) of the Fund's outstanding voting securities have approved a new investment subadvisory agreement in regard to the affected Portfolio; and (ii) ______________, 2003.

21. AMENDMENT. This Agreement may be amended with respect to a Portfolio in writing by the parties only if the amendment is specifically approved by: (a) a majority of those trustees who are not parties to this Agreement or "interested persons" of any party cast in person at a meeting called for the purpose of voting on the Agreement's approval; and (b) if required by applicable law, the vote of a majority of outstanding shares of the affected Portfolio(s).

22. DEFINITIONS. The terms "assignment," "affiliated person," and "interested person," when used in this Agreement, shall have the respective meanings specified in Section 2(a) the 1940 Act. The term "majority of the outstanding shares" means the lesser of (a) sixty-seven percent (67%) or more of the shares present at a meeting if more than fifty percent (50%) of these shares are present or represented by proxy or (b) more than fifty percent (50%) of the outstanding shares.

23. GOVERNING LAW. This Agreement shall be construed in accordance with Delaware law and applicable provisions of the Advisers Act and 1940 Act.

24. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby.

25. COUNTERPARTS. This Agreement may be executed in counterparts, all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.


                                       GARTMORE MUTUAL FUND CAPITAL TRUST

                                       By:
                                          ----------------------------------
                                            Name:
                                                   ----------------------
                                            Title:
                                                   ----------------------

ATTEST:

--------------------------


                                       MARKET STREET FUND

                                       By:
                                          ----------------------------------
                                            Name:  Rosanne Gatta
                                                   ----------------------
                                            Title: President
                                                   ----------------------

ATTEST:


--------------------------

                                   APPENDIX A
              TO THE INTERIM INVESTMENT ADVISORY AGREEMENT BETWEEN
                       GARTMORE MUTUAL FUND CAPITAL TRUST
                             AND MARKET STREET FUND

PORTFOLIO(S)                                            EFFECTIVE DATE AND TERM
------------                                            -----------------------

All Pro Broad Equity Portfolio                          The effective date of this Agreement with respect to this
All Pro Large Cap Growth Portfolio                      Portfolio shall be as of the close of business on the ____
All Pro Large Cap Value Portfolio                       day of ___________, 2002. Subject to Section 20 of this
All Pro Small Cap Growth Portfolio                      Agreement, and in accordance with Rule 15a-4 under the 1940
All Pro Small Cap Value Portfolio                       Act, the term of this Agreement shall continue for two (2)
Equity 500 Index Portfolio                              years and shall thereafter continue in effect from year to
International Portfolio                                 year so long as the Agreement's continuance is specifically
Balanced Portfolio                                      approved at least annually by:  (a) the Fund's Board, or by
Money Market Portfolio                                  the vote of a majority of the outstanding shares of the
Mid Cap Growth Portfolio                                Portfolio, and (b) a majority of those trustees who are not
Bond Portfolio                                          parties to this Agreement or interested persons of any party cast in person at a meeting called for the purpose of voting on the Agreement's approval.




GARTMORE MUTUAL FUND CAPITAL TRUST

By:                                                  Date:
   -----------------------------                           --------------------
    Name:
            ------------------
    Title:
            ------------------

MARKET STREET FUND


By:                                                  Date:
   -----------------------------                           --------------------
    Name:   Rosanne Gatta
    Title:  President

                                   APPENDIX B
              TO THE INTERIM INVESTMENT ADVISORY AGREEMENT BETWEEN
                       GARTMORE MUTUAL FUND CAPITAL TRUST
                             AND MARKET STREET FUND

        PORTFOLIOS                                                  FEE
        ----------                                                  ---
                                           (as a %age of the average daily net assets, calculated as described in Section 14 of this Agreement)

All Pro Broad Equity                      0.75% on the first $200 million, and 0.70% on assets in excess of
                                          $200 million

All Pro Large Cap Growth                  0.70% on the first $200 million, and 0.65% on assets in excess of
                                          $200 million

All Pro Large Cap Value                   0.70% on the first $200 million, and 0.65% on assets in excess of
                                          $200 million

All Pro Small Cap Growth                  0.90% on the first $200 million, and 0.85% on assets in excess of
                                          $200 million

All Pro Small Cap Value                   0.90% on the first $200 million, and 0.85% on assets in excess of
                                          $200 million

Equity 500 Index                          0.24%

International                             0.75% on the first $500 million, and 0.70% on assets in excess of
                                          $500 million

Mid Cap Growth                            0.75% on the first $200 million, and 0.70% on assets excess of $200 million

Balanced                                  0.55%

Bond                                      0.40%

Money Market                              0.25%


GARTMORE MUTUAL FUND CAPITAL TRUST

By:                                                  Date:
   -----------------------------                           --------------------
    Name:
            ------------------
    Title:
            ------------------

MARKET STREET FUND


By:                                                  Date:
   -----------------------------                           --------------------
    Name:   Rosanne Gatta
    Title:  President

                                      B-1